Exhibit 10.22.3

EXECUTION VERSION

AMENDMENT NO. 2, dated as of December 6, 2012 (this “Amendment”), to the Credit Agreement (as defined below), is entered into among US FOODS, INC. (formerly known as U.S. Foodservice, Inc.), a Delaware corporation (the “Borrower”), each of the other Loan Parties, CITICORP NORTH AMERICA, INC. (“Citi”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the Lenders party hereto, and amends the Term Loan Credit Agreement, dated as of July 3, 2007, among the Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent, the Term Collateral Agent, and the other agents party thereto (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, subsection 2.5 of the Credit Agreement permits the Lenders of any Existing Tranche of Term Loans, upon request of the Borrower, to extend the scheduled maturity date with respect to all or a portion of such Term Loans by converting all or such portion, respectively, of such Term Loans into Extended Loans pursuant to the procedures described therein;

WHEREAS, pursuant to Amendment No. 1, the Extended Term Loans were established as an Extended Tranche of Extended Loans under the Credit Agreement;

WHEREAS, in accordance with such procedures, the Borrower has requested that Lenders holding Non-Extended Term Loans (each such Lender, a “Non-Extended Term Loan Lender”) extend the scheduled maturity of any or all of the Non-Extended Term Loans, such extension to be effected by converting such amount of Non-Extended Term Loans into additional Extended Term Loans, in each case subject to the terms and conditions set forth herein;

WHEREAS, each Non-Extended Term Loan Lender party hereto that has indicated as such on its signature page to this Amendment has agreed, subject to the terms and conditions set forth herein, to convert the principal amount of its Non-Extended Term Loans set forth on such Lender’s signature page hereto into additional Extended Term Loans (each such Lender, an “Extending Lender”);

WHEREAS, effective as of the Amendment No. 2 Effective Date (as defined below) each Extending Lender consenting to this Amendment has agreed to the amendment of the Credit Agreement (as so amended, the “Amended Credit Agreement”) as set forth in Section 1 hereto.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended as follows:

(a) References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

(b) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

“Amendment No. 2”: Amendment No. 2 to this Agreement, dated as of December 6, 2012, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 2 Effective Date”: December 6, 2012.

(c) Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Extended Term Loan” in Section 1.1 of the Credit Agreement as follows:

“Extended Term Loan”: each Term Loan converted to an Extended Term Loan on the Amendment No. 1 Effective Date pursuant to Amendment No. 1, and each Non-Extended Term Loan converted to an Extended Term Loan on the Amendment No. 2 Effective Date pursuant to Amendment No. 2, in each case the final maturity date of which is the Extended Term Loan Maturity Date.

Section 2. Extension of Term Loans.

(a) Upon execution of this Amendment by an Extending Lender and the indication on such signature page that such Extending Lender elects to convert the Non-Extended Term Loans held by it to Extended Term Loans, and to thereby extend the maturity of such Non-Extended Term Loans held by it to the Extended Term Loan Maturity Date, the Non-Extended Term Loans so indicated and held by such Extending Lender shall be converted to Extended Term Loans as of the Amendment No. 2 Effective Date. Any Non-Extended Term Loans held by an Extending Lender party hereto that are not converted to Extended Term Loans shall remain outstanding as Non-Extended Term Loans on the same terms as in existence prior to the Amendment No. 2 Effective Date.

(b) Each Extending Lender hereby waives any right to receive any payments under subsection 3.12 of the Credit Agreement as a result of the transactions contemplated by Sections 1 and 2 of this Amendment. It is understood and agreed that the Borrower, in coordination with the Administrative Agent, may elect, upon conversion of any Non-Extended Terms Loans to Extended Term Loans on the Amendment No. 2 Effective Date, to convert such Term Loans to Eurocurrency Loans having an Interest Period designated by the Borrower, regardless of whether the Amendment No. 2 Effective Date is the last day of an Interest Period with respect to such Non-Extended Term Loans.

Section 3. Representations and Warranties, No Default. In order to induce the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders that as of the Amendment No. 2 Effective Date:

(a) the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) after giving effect to the amendments set forth in this Amendment (i) no Default or Event of Default exists and is continuing, and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment No. 2 Effective Date, except to the extent that any such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 4. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 2 Effective Date”) that the following conditions have been satisfied:

(a) The Administrative Agent shall have received (i) a counterpart of this Amendment executed by each of the Loan Parties and (ii) a counterpart of this Amendment executed by each Lender electing to convert its Non-Extended Term Loans to Extended Term Loans;

(b) The Administrative Agent shall have received a favorable written opinion of Debevoise & Plimpton LLP (as to enforceability of the Credit Agreement (as amended by this Amendment) and this Amendment), counsel to the Borrower, addressed to the Administrative Agent, Term Collateral Agent and each Lender, dated the Amendment No. 2 Effective Date, in form and substance reasonably satisfactory to the Administrative Agent;

(c) The Administrative Agent shall have received payment of an extension fee on behalf of each Extending Lender that has delivered its signature page hereto to the Administrative Agent at or prior to 5:00 p.m., New York City time, on November 30, 2012, in an amount equal to 2.00% of the aggregate amount of Non-Extended Term

Loans converted by such Lender into Extended Term Loans on the Amendment No. 2 Effective Date, which aggregate amounts shall have been previously notified by the Administrative Agent to Borrower in writing; and

(d) The Borrower shall have paid the Amendment Arrangement Fee as defined in and payable pursuant to the Engagement Letter, dated as of November 27, 2012.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Amendment No. 2 Effective Date.

Section 5. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent).

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Term Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan

Document for purposes of the Credit Agreement and from and after the Amendment No. 2 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year above written.

US FOODS, INC.

By:	/s/ William Murray
Name: William Murray
Title: Senior Vice President Treasurer

E & H DISTRIBUTING, LLC

By:	/s/ William Murray
Name: William Murray
Title: Senior Vice President and Treasurer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC

By:	/s/ William Murray
Name: William Murray
Title: Senior Vice President and Treasurer

TARNS-PORTE, INC.

By:	/s/ William Murray
Name: William Murray
Title: Senior Vice President and Treasurer

GREAT NORTH IMPORTS, LLC

By:	/s/ William Murray
Name: William Murray
Title: Senior Vice President and Treasurer

Signature Page – Amendment No. 2 to the Credit Agreement

CITICORP NORTH AMERICA, INC., as Administrative Agent and Term Collateral Agent

By:	/s/ David Leland
Name: David Leland
Title: Vice President

[Signature Page – Amendment No. 2 to the Credit Agreement]